UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Tender Offer and Consent Solicitation for Public Notes

On August 16, 2006, PHH Corporation (“PHH”, “Company”, “we” or “our”) announced the commencement of a cash tender offer and consent solicitation (the “Offer”) to the holders (the “Noteholders”) of our public notes in the aggregate principal amount of $1.081 billion (collectively, the “Public Notes”). If the Offer is successful, we will do one or a combination of the following: (i) retire the outstanding Public Notes from tendering Noteholders, or (ii) obtain consent (the “Consent”) from the holders of at least a majority in principal amount of the outstanding Public Notes to (a) amend certain provisions of the Indenture governing the Public Notes, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to the date hereof, the “Indenture”) regarding, among other things, the requirement to file with the Securities and Exchange Commission (“SEC”) and the trustee the annual reports, quarterly reports and other documents (the “SEC Reports”) that we are required to file with the SEC pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) waive certain defaults and potential events of default under the Indenture. Noteholders who tender their Public Notes will be deemed to have provided their Consent. A copy of our press release relating to the Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. There can be no assurance that the Noteholders will tender their Public Notes or provide the Consent requested. We have not received a notice of default from the Noteholders or the trustee under the Indenture. If we receive such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the Public Notes to become immediately due and payable.

As previously disclosed in our Current Report on Form 8-K filed on July 24, 2006, we entered into an unsecured $750 million Credit Agreement, dated July 21, 2006, (the “Credit Agreement”) and the Credit Agreement provides us $750 million of capacity solely for the repayment of the Public Notes. The capacity under the Credit Agreement together with the excess capacity available under our existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the Public Notes.

Liquidity and Waivers

We continue to believe we have adequate liquidity to fund our operating cash needs. We have previously obtained certain waivers and continue to seek additional waivers extending the date for delivery of our audited financial statements, or the audited financial statements of our subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of our financing, servicing, hedging and related agreements and instruments (collectively, our “Financing Agreements”).
As previously disclosed in our Current Report on Form 8-K filed on July 21, 2006, Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate”), a consolidated special purpose entity, received a notice (the “Notice”), dated July 10, 2006, from The Bank of New York, as Indenture Trustee (the “Trustee”), that certain events of default had occurred under the Base Indenture dated December 11, 1998 (the “Bishop’s Gate Indenture”) between the Trustee and Bishop’s Gate, pursuant to which Bishop’s Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the “Notes”) were issued. The total principal outstanding under the Notes is $800 million. The Notice indicated that events of default occurred as a result of Bishop’s Gate’s failure to provide the Trustee with our and certain other audited annual and unaudited quarterly financial statements as required under the Bishop’s Gate Indenture. While the Notice further informed the holders of the Notes of these events of default, the notice received did not constitute a notice of acceleration of repayment of the Notes. The Notice created an event of default under the Amended and Restated Liquidity Agreement dated as of December 11, 1998, as further amended and restated as of December 2, 2003, (the “Bishop’s Gate Liquidity Agreement”) among Bishop’s Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent. The Bishop’s Gate Liquidity Agreement supports commercial paper issued by Bishop’s Gate.

We have received all of the required approvals and executed a Supplemental Indenture to the Bishop’s Gate Indenture waiving any event of default arising as a result of the failure to provide the Trustee with our and certain other audited annual and unaudited quarterly financial statements as required under the Bishop’s Gate Indenture. This waiver will be effective provided that such financial statements are delivered to the Trustee and the rating agencies on the earlier of December 31, 2006 or the date on or after September 30, 2006 by which such financial statements are required to be delivered to the bank group under the Bishop’s Gate Liquidity Agreement. Also executed was a related waiver of the default under the Bishop’s Gate Liquidity Agreement caused by the Notice under the Bishop’s Gate Indenture for failure to deliver the required financial statements.  A previously obtained waiver under the Bishop’s Gate Liquidity Agreement extended the date by which such financial statements are to be delivered to September 30, 2006, unless the principal amount of any indebtedness issued under our Public Notes Indenture shall become due and payable (other than by optional redemption) prior to such date. Bishop’s Gate maintains committed capacity of approximately $2.4 billion to fund eligible mortgage loans.

Our revolving credit facilities and various other Financing Agreements require, among other things that the Company file, and/or deliver to the various lenders and trustees (within various specified periods of time), our financial statements or the financial statements of our mortgage services segment. We have discussed the accounting matters disclosed in our previously-filed Current Reports on Form 8-K with our principal lenders and trustees under our revolving credit facilities and various other Financing Agreements. As previously disclosed, we have obtained waivers under our $1.3 billion Five-Year Amended and Restated Competitive Advance and Revolving Credit Agreement, our $500 million Revolving Credit Agreement, and certain other facilities waiving certain potential breaches of covenants under those instruments and extending the deadline (the “Extended Deadline”) for the delivery of our financial statements and/or our 2005 annual servicing report to the various lenders under those instruments until September 30, 2006, unless the principal amount of any indebtedness issued under our Public Notes Indenture shall become due and payable (other than by optional redemption) prior to such date. We have not received any notices of default accelerating our payment of our currently outstanding indebtedness.

Under certain of our Financing Agreements, the lenders or trustees have the right to notify us if they believe we have breached a covenant under the operative documents and may declare an event of default. If we receive notice and are unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some of our debt could be accelerated and our ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of our Financing Arrangements would trigger cross-default provisions under certain of our other Financing Arrangements.

There can be no assurance that any required waivers under any of our Financing Agreements will be received on a timely basis, if at all, or that any waivers obtained, including the waivers we have already obtained as described above, will extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on our business operations. Moreover, failure to obtain waivers could be material and adverse to our business, liquidity and financial condition.

Class Action and Derivative Litigation

In March and April, 2006, several class actions were filed against PHH, its Chief Executive Officer and its former Chief Financial Officer in the United States District Court for the District of New Jersey. The plaintiffs purport to represent a class consisting of all persons (other than PHH's officers and directors and their affiliates) who purchased the Company’s common stock between May 12, 2005 and March 1, 2006 (the "Class Period"). The plaintiffs allege among other things, that the defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by failing to make complete and accurate disclosures concerning the Company’s reported deferred tax assets and net income during the Class Period. The individual defendants are also alleged to be liable under Section 20(a) of the Exchange Act.

Also in March and April, 2006, two derivative actions were filed in the United States District Court for the District of New Jersey against PHH, its former Chief Financial Officer and each member of its Board of Directors. One of these derivative actions has since been voluntarily dismissed by the plaintiff. The remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill.

We intend to vigorously defend against these actions. Due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, we cannot predict the ultimate outcome of these matters at this time.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1
Amended and Restated Liquidity Agreement, dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop’s Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent.

	Exhibit 10.2	Supplemental Indenture, dated as of August 11, 2006 among The Bank of New York, as Indenture Trustee, and Bishop’s Gate.

	Exhibit 99.1	Press Release, dated August 16, 2006 issued by PHH Corporation.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: August 16, 2006